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                                                                      Exhibit 21


                          SUBSIDIARIES OF CHICAGO TITLE

  Chicago Title and Trust Company (Illinois)
         Chicago Title Insurance Company (Missouri)
                  Alexander Title Agency, Inc. (Virginia)
                  CATCO, Inc. (Oklahoma - 50%)
                  Chicago Title Company (California)
                           Tri-Safe, Inc. (California - 25%)
                  Chicago Title Company of Alameda County
                    (California - 80%)
                  Chicago Title Insurance Company of Puerto Rico
                    (Puerto Rico - 99.2%)
                  Chicago Title of Colorado, Inc. (Chicago)
                  Creative Land Services, Inc. (Minnesota)
                  Johnson County Title Company (Kansas)
                  Liberty Title Company (Minnesota)
                  McHenry County Title Company (Illinois)
                  Meade Title Agency, Inc. (Ohio)
                  Service Title of Virginia, Inc. (Virginia - 30%)
                  Johnson County Title Company (Kansas)
                  Joint Title Plants and Associations
                          CTP, Inc. (Florida - 16%)
                          Dallas Seven Index, Inc. (Texas - 14%)
                          SKLD, Inc. (Colorado - 12.91%)
                          Title Data, Inc. (Texas - 6.25%)
                          Diversified Information Services Corporation (Arizona)
                  Standard Title Company of America, Inc. (Illinois - 25%) WesTitle Agency, Inc. (Arizona)
                  Real Estate Index, Inc. (Illinois)
                  McLean County Title Company (Illinois)
                  LaSalle County Title LLC (Illinois - 60%)
                  Spring Services Corporation (California)
                          Spring Services Texas, Inc. (Texas)
                  TPO, Inc. (Oklahoma)
                  Title and Trust Company (Idaho)
                  Baton Rouge Title Company, Inc. (Louisiana)
                  The Title Company of Canada, Ltd.
                  First Title and Abstract (Florida)
                  Imaged Library Co., LLC (Washington - 50%)
         Chicago Title and Trust Company Foundation (Illinois)(1)
         Title Accounting Services Corporation (Illinois)
         Iowa Land Services Corporation (Iowa)
         LC Investment Corporation (Indiana)
                  The Lake County Trust Company (Indiana)
         RealInfo, LLC (Illinois - 50%)
         Ticor Financial Company (California)
         Chicago Title Agency of Central Ohio (Ohio)
         Security Title Agency, Inc. (Arizona)
         Washington Title Company  (Washington)
         Heritage American Insurance Services (California)
         Decator Title Company (Illinois - 60%)
         Chicago Title Flood Services, Inc. (Delaware)


(1) A charitable foundation in which Chicago Title possesses no ownership interest.
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         Chicago Title Credit Services, Inc. (Delaware)
         Chicago Title Market Intelligence, Inc. (Massachusetts)
         TT Acquisition Corp. (Texas)
         Security Union Title Insurance Company (California)
                  Land Title of Pierce County (Washington)
                  Northwest Equities, Inc. (Texas)
                  Guardian Title Company of Houston (Texas)
                  RJW Development Company (New Jersey)
                  Chicago Title Insurance Company of Oregon (Oregon)
                           Real Estate Exchange, Inc. (Oregon)
                  Title-Tax, Inc. (California)
         Ticor Title Insurance Company (California)
                  Commonwealth Title Co. (Washington)
                  Ticor Title Guarantee Company (New York)
         United Title of Nevada, Inc. (Nevada)
         United Financial Management Company (Nevada)
         McNamara, Inc. (Nevada)
                  CT/Nevada Holding Company (Nevada)